UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017
Coty Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 389-7300
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 10, 2017, Coty Inc., a Delaware corporation (“Parent”), entered into a Contribution Agreement (the “Contribution Agreement”) with Coty US Holdings Inc., a Delaware corporation (“Coty US”), Foundation, LLC, a Delaware limited liability company and wholly-owned subsidiary of Coty US (“NewCo”), Younique, LLC, a Utah limited liability company (“Younique”), UEV Holdings, LLC, a Delaware limited liability company (“Aspen Sub”), Aspen Cove Holdings, Inc., a Utah corporation and the majority unit holder of Younique (the “Majority Unit Holder”), each of the other unit holders of Younique (the “Minority Unit Holders” and, together with the Majority Unit Holder, the “Unit Holders”), and Derek Maxfield, in his individual capacity and as the “Unit Holder Representative” thereunder (“D. Maxfield”).
The Contribution Agreement provides for, subject to the satisfaction or waiver of the closing conditions therein: (a) the contribution by the Unit Holders of all of the issued and outstanding units of Younique to NewCo (the “First Contribution”), in exchange for NewCo (i) paying $600,000,000 to the Unit Holders, subject to customary adjustments, and (ii) issuing 400 membership interests in NewCo (the “Equity Consideration”) to certain of the Unit Holders (the “Continuing Unit Holders”); and (b) immediately following the consummation of the First Contribution, the contribution by the Continuing Unit Holders of all of the Equity Consideration to Aspen Sub in exchange for equity in Aspen Sub (the “Second Contribution” and, together with the First Contribution, the “Contributions”). As a result of the Contributions, Younique will be a wholly-owned subsidiary of NewCo, with Coty US and Aspen Sub owning sixty percent (60%) and forty percent (40%), respectively, of the issued and outstanding membership interests of NewCo.
First Amended and Restated Limited Liability Company Agreement
Pursuant to the Contribution Agreement, at the closing of the First Contribution (the “Closing”), Coty US, each of the Continuing Unit Holders and Aspen Sub will enter into the First Amended and Restated Limited Liability Company Agreement, the form of which is attached as an exhibit to the Contribution Agreement (the “A&R LLC Agreement”), which agreement will, among other things, establish Coty US’s and the Continuing Unit Holders’ (and, upon consummation of the Second Contribution, Aspen Sub’s) ownership of and governing relationship with respect to NewCo. Immediately following the Second Contribution, the only members of NewCo will be Coty US and Aspen Sub, which will own sixty percent (60%) and forty percent (40%), respectively, of the issued and outstanding membership interests of NewCo. In addition, it is expected that NewCo will also create an employee equity incentive plan which would provide NewCo with the ability to award to eligible participants non-voting membership interests in NewCo.
Management of NewCo. Pursuant to the A&R LLC Agreement, NewCo will be managed by a board of directors (the “NewCo Board”) consisting of three (3) directors designated by Coty US and two (2) directors designated by Aspen Sub. The NewCo Board will generally have discretion and authority in the management and control of NewCo, except for certain specified activities that will be subject to the unanimous approval of the holders of NewCo’s voting membership interests (collectively, the “Voting Members”). Such activities will include, among other things: (i) amendments to NewCo’s certificate of formation or the A&R LLC Agreement; (ii) consolidations, recapitalizations or mergers involving NewCo or dispositions of material subsidiaries of NewCo; (iii) certain incurrences of indebtedness and issuances of equity securities by NewCo; and (iv) certain acquisitions of other companies, businesses or assets by NewCo.
Transfer and Liquidity Rights. Subject to certain limited exceptions, the A&R LLC Agreement will generally prohibit transfers of membership interests in NewCo absent the unanimous approval of the Voting Members.
Coty US may be permitted or obligated to purchase the NewCo membership interests owned by Aspen Sub pursuant to put, call and other liquidity rights or obligations in certain circumstances. The purchase price for the NewCo membership interests owned by Aspen Sub will generally be the fair market value of NewCo (as determined pursuant to the A&R LLC Agreement) multiplied by the percentage of the membership interests owned by Aspen Sub, provided that, in certain circumstances, a premium will be added or a discount will be subtracted from such amount. Coty US will have the option to pay the purchase price in cash, stock of Parent (or of such other ultimate parent entity that wholly-owns Coty US) or a combination of both, and any stock that is so paid and is not freely tradeable will be subject to a customary registration rights agreement.
Contribution Agreement
Closing Conditions. The Closing is subject to the satisfaction or waiver of specified closing conditions, including, among other things: (i) the retention of certain key employees of Younique (including D. Maxfield and Melanie Huscroft, the founders of Younique) (collectively, the “Key Employees”) through the Closing, and the delivery by each Key Employee of a certificate confirming, among other matters, such Key Employee’s willingness to be an employee of NewCo pursuant to the terms and conditions of an employment agreement with NewCo; (ii) the ancillary agreements to the Contribution Agreement being in full force and effect as of the Closing, including the employment agreements between NewCo, on the one hand, and each Key Employee, on the other hand; and (iii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Representations, Warranties, Covenants and Indemnification. Parent, Coty US, NewCo, Younique, Aspen Sub, the Unit Holders and D. Maxfield have each made customary representations and warranties. Furthermore, each of Younique, Aspen Sub, the Unit Holders and D. Maxfield have agreed to certain covenants and agreements, including, among others: (i) D. Maxfield and Younique agreeing to conduct the business and operations of Younique and its subsidiaries in the ordinary course and consistent with past practices during the period between the signing of the Contribution Agreement and the Closing; and (ii) certain of the Unit Holders, D. Maxfield, Parent and Coty US agreeing to certain customary indemnification obligations.
Termination; Termination Fees. The Contribution Agreement provides Parent and Coty US, on the one hand, and D. Maxfield (as the Unit Holder Representative), on the other hand, with certain customary termination rights prior to the Closing. If the Contribution Agreement is terminated under certain specified circumstances related to antitrust laws, Parent and Coty US will be obligated to pay Younique an $18,000,000 termination fee.
Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Parent on January 10, 2017 announcing the execution of the Contribution Agreement is furnished as Exhibit 99.1 hereto. Additionally, the investor presentation that will be used in presentations to existing and potential stockholders of Parent in respect of the transactions contemplated by the Contribution Agreement is furnished as Exhibit 99.2 hereto.

Such information (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit No.	Description of Exhibits

99.1	Press Release of Coty Inc. dated January 10, 2017
99.2	Investor Presentation dated January 10, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.
(Registrant)

Date:	January 10, 2017	By:	/s/Greerson G. McMullen
			Name:	Greerson G. McMullen
			Title:	Chief Legal Officer, General Counsel and
Secretary

COTY INC.
EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release of Coty Inc. dated January 10, 2017
99.2	Investor Presentation dated January 10, 2017